UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 3, 2025

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A

West Henrietta, New York 14586

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.001	VUZI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2025, Vuzix Corporation (the “Company”) entered into an employment offer letter with Chris Parkinson, PhD., the newly appointed president of the Company’s Enterprise Solutions business unit. Pursuant to the employment offer letter, Dr. Parkinson will receive an annual base salary of $360,000 and will participate in the Company’s management bonus plan and Laddered Long-term Equity Incentive Plan. Mr. Parkinson will also receive 150,000 restricted stock awards (“RSAs”), which will vest in equal portions quarterly over 12 months and 1,000,000 performance stock units (“PSUs”), whose vestisng will be subject to the achievement of certain revenue and EBITDA targets of the Company’s Enterprise Solutions business unit by December 31, 2028.

In the event Dr. Parkinson is terminated from the Company without cause, he will receive 12 months’ severance.

In the event there is a Change of Control transaction of the Company, as defined under the Company’s 2023 Equity Incentive Plan, Dr. Parkinson’s unvested RSAs or PSUs will accelerate as per the terms of those awards...

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1 #	Offer Letter between the Company and Dr. Chris Parkinson
104	Cover Page Interactive Data File (formatted as Inline XBRL)

 # Portions of this agreement have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2025	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell
Chief Financial Officer